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                                                               EXHIBIT (e)(2)(v)

                                 AMENDMENT NO. 4
                             DISTRIBUTION AGREEMENT
                EQ FINANCIAL CONSULTANTS, INC. / CLASS IB SHARES

AMENDMENT NO. 4 to Distribution Agreement ("Amendment No. 4"), dated as of August 30, 1999 between EQ Advisors Trust, a Delaware business trust (the "Trust") and EQ Financial Consultants, Inc., a Delaware corporation (the "Distributor").

The Trust and the Distributor agree to modify and amend the Distribution Agreement relating to Class IB Shares dated as of April 14, 1997 (the "Original Agreement"), as amended by Amendment No. 1, dated as of December 9, 1997, Amendment No. 2, dated as of December 31, 1998 and Amendment No. 3, dated as of April 14, 1999 (the Original Agreement, together with such Amendments, the "Agreement") as herein provided. All terms used in this Amendment No. 4, unless defined herein to the contrary, shall have the meaning given such terms in the Agreement.

1. New Portfolios. The Trust hereby authorizes the Distributor to participate in the distribution of Class IB Shares of the following new portfolios (the "New Portfolios") on the terms and conditions contained in the Agreement:

                  Calvert Socially Responsible Portfolio
                  Alliance Aggressive Stock Portfolio
                  Alliance Balanced Portfolio
                  Alliance Common Stock Portfolio
                  Alliance Conservative Investors Portfolio
                  Alliance Equity Index Portfolio
                  Alliance Growth and Income Portfolio
                  Alliance Global Portfolio
                  Alliance Growth Investors Portfolio
                  Alliance High Yield Portfolio
                  Alliance Intermediate Government Securities Portfolio Alliance International Portfolio
                  Alliance Money Market Portfolio
                  Alliance Quality Bond Portfolio
                  Alliance Small Cap Growth Portfolio


2. Effective Date. The effective date of this Amendment No. 4 shall be August 30, 1999 with respect to the Calvert Socially Responsible Portfolio and October 18, 1999 with respect to all other New Portfolios.

3. Duration of Agreement. This Agreement shall continue in effect until August 30, 2000 with respect to the Calvert Socially Responsible Portfolio and until October 18, 2000 with respect to all other New Portfolios and thereafter will continue on a year to year basis with respect to each of such Portfolios only so long as each such continuance is specifically approved at least annually either by (a) the Board of Trustees of the Trust or (b) persons having voting rights in respect of the Trust, by the vote stated in Section 11 of the Original Agreement, voted in accordance with the provisions contained in the Participation Agreement (as defined in the Original Agreement); provided, however, that in either event such continuance shall also be approved by a vote of a majority of the Trustees of the Trust who are not interested persons of


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any party to the Agreement, cast in person at a meeting called for the purpose of voting on such approval.

4. Appendix A. Appendix A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class IB Shares, is hereby replaced in its entirety by Appendix A attached hereto.

         Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 4 as of the date first above set forth.

EQ ADVISORS TRUST                      EQ FINANCIAL CONSULTANTS, INC.


By:            /s/ Peter D. Noris      By:              /s/ Michael S. Martin
   ------------    ---------------        --------------    -----------------
         Peter D. Noris                         Michael S. Martin
         President and Trustee                  Chairman of the Board and
                                                Chief Executive Officer

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                                   APPENDIX A
                                       TO
                                 AMENDMENT NO. 4
                                       TO
                             DISTRIBUTION AGREEMENT
                                 CLASS IB SHARES

                                   PORTFOLIOS

Portfolios In Original Agreement:
---------------------------------
EQ/Putnam Growth & Income Value                      MFS Research Portfolio
 Portfolio                                           MFS Emerging Growth Companies Portfolio
EQ/Putnam International Equity Portfolio             Morgan Stanley Emerging Markets Equity
EQ/Putnam Investors Growth Portfolio                            Portfolio
EQ/Putnam Balanced Portfolio                         T. Rowe Price International Stock Portfolio
Merrill Lynch World Strategy Portfolio               T. Rowe Price Equity Income Portfolio
Merrill Lynch Basic Value Equity                     Warburg Pincus Small Company Value Portfolio
 Portfolio

Portfolios Added by Amendment No. 1:
------------------------------------

BT Equity 500 Index Portfolio                        JPM Core Bond Portfolio
BT International Equity Index Portfolio              Lazard Small Cap Value Portfolio
BT Small Company Index Portfolio                     Lazard Large Cap Value Portfolio

Portfolios Added by Amendment No. 2:
------------------------------------

EQ/Evergreen Foundation Portfolio                    MFS Growth with Income Portfolio
EQ/Evergreen Portfolio

Portfolios Added by Amendment No. 3:
------------------------------------

EQ/Alliance Premier Growth Portfolio                 Capital Guardian U.S. Equity Portfolio
Capital Guardian Research Portfolio                  Capital Guardian International Portfolio

Portfolios Added by Amendment No. 4:
------------------------------------

Calvert Socially Responsible Portfolio               Alliance Growth Investors Portfolio
Alliance Aggressive Stock Portfolio                  Alliance High Yield Portfolio
Alliance Balanced Portfolio                          Alliance Intermediate Government
Alliance Common Stock Portfolio                      Securities Portfolio
Alliance Conservative Investors Portfolio            Alliance International Portfolio
Alliance Equity Index Portfolio                      Alliance Money Market Portfolio
Alliance Growth and Income Portfolio                 Alliance Quality Bond Portfolio
Alliance Global Portfolio                            Alliance Small Cap Growth Portfolio